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              ALLIANCE INSTITUTIONAL RESERVES, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Institutional Reserves, Inc., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 15,000,000,000 shares and classifies such additional shares as 5,000,000,000 shares of Class A Common Stock of the New York Tax-Free Portfolio, created hereby, 5,000,000,000 shares of Class B Common Stock of the New York Tax-Free Portfolio and 5,000,000,000 shares of Class C Common Stock of the New York Tax-Free Portfolio.

         SECOND: The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the New York Tax-Free Portfolio as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH(3) of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

              (1)  The assets attributable to the Class A Common
         Stock, Class B Common Stock and Class C Common Stock of the New York Tax-Free Portfolio shall be invested in the same investment portfolio of the Corporation.

              (2) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock and Class C Common Stock of the New York Tax-Free Portfolio shall be in such amounts, which may vary among the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary among the classes of the New York Tax-Free Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income and losses, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or the New York Tax-Free Portfolio among the



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         various classes of the New York Tax-Free Portfolio shall
         be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of the New York Tax-Free Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the New York Tax-Free Portfolio and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of the New York Tax-Free Portfolio.

         THIRD:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 95,000,000,000 shares, the par value of each class of stock being $.0005 per share, with an aggregate par value of $47,500,000, classified as follows:

Name of       Class A          Class B        Class C
Portfolio  Common Stock     Common Stock   Common Stock   Common Stock

Prime
Portfolio 10,000,000,000   15,000,000,000 5,000,000,000

Government
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Tax-Free
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Treasury
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

California
Tax-Free
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Trust
Portfolio                                                5,000,000,000



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         B.  Immediately after the increase in authorized capital
stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000,000 shares, the par value of each class of stock being $.0005 per share, with an aggregate par value of $55,000,000, classified as follows:

Name of       Class A          Class B        Class C
Portfolio  Common Stock     Common Stock   Common Stock   Common Stock

Prime
Portfolio 10,000,000,000   15,000,000,000 5,000,000,000

Government
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Tax-Free
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Treasury
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

California
Tax-Free
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

New York
Tax-Free
Portfolio  5,000,000,000    5,000,000,000 5,000,000,000

Trust
Portfolio                                                5,000,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Institutional Reserves, Inc. has caused these Articles Supplementary to be executed by the Chairman of the Board of Directors and witnessed by its Secretary as of this 1st day of February, 2001. The Chairman of




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the Board of Directors of the Corporation who signed these
Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE INSTITUTIONAL RESERVES,
                             INC.


                             By:
                               /s/John D. Carifa
                               John D. Carifa
                               Chairman of the Board of Directors


WITNESS:



/s/Edmund P. Bergan
Edmund P. Bergan, Jr.
Secretary





























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